UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2018

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB, United Kingdom

(Address of principal executive office)

Registrant’s telephone number, including area code:  +44 203 318 9708

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 26, 2018, each of Pavan Cheruvu, M.D., the Principal Executive Officer of Axovant Sciences Ltd. (“Axovant”), Frank M. Torti, M.D. and Myrtle S. Potter was appointed to the Board of Directors (the “Board”) of Axovant, with Dr. Torti appointed as Chairperson of the Board. In addition, effective September 26, 2018, the Board appointed Atul Pande, M.D., a current member of the Board, as Lead Independent Director and Vivek Ramaswamy resigned as a member and Chairperson of the Board.

As the Vant Investment Chair and Vant Operating Chair of Roivant Sciences, Inc. (“RSI”), a wholly owned subsidiary of Axovant’s controlling shareholder Roivant Sciences Ltd., respectively, Dr. Torti and Ms. Potter are assuming leadership positions on the Board as Mr. Ramaswamy departs to focus on his role as Chief Executive Officer of RSI.

None of Dr. Cheruvu, Dr. Torti and Ms. Potter has been appointed to serve on any committee of the Board. There is no arrangement or understanding among Dr. Cheruvu, Dr. Torti and Ms. Potter and any other person pursuant to which they were selected as a director, and there is no family relationship between such directors and any of Axovant’s other directors or executive officers.

In accordance with Axovant’s non-employee director compensation policy, each of Dr. Torti and Ms. Potter will receive an annual cash retainer of $40,000 for service as a director. If either of them is subsequently appointed to serve on any committee, such director will receive an additional cash retainer for his or her service. In addition, Dr. Torti and Ms. Potter will each be awarded an initial option grant to purchase 150,000 common shares of Axovant with an exercise price equal to the closing price of Axovant’s common shares as reported by The Nasdaq Global Select Market on the grant date. These options will vest over a period of three years, with one-third of the common shares underlying the options vesting on each of the first, second and third anniversaries of the directors’ date of appointment to the Board.

Axovant will enter into its standard indemnification agreement with each of Dr. Cheruvu, Dr. Torti and Ms. Potter, the form of which was previously filed by Axovant as Exhibit 10.4 to its Registration Statement on Form S-1 (File No. 333-204073), filed with the Securities and Exchange Commission on May 22, 2015.

Set forth below please find biographical information for each of the new directors and Dr. Pande.

Pavan Cheruvu, M.D.

Dr. Cheruvu, age 37, has served as Axovant’s Principal Executive Officer and the Chief Executive Officer of Axovant Sciences, Inc. since February 2018. Prior to joining Axovant, Dr. Cheruvu worked at RSI since October 2015, and was appointed to RSI’s executive leadership team in September 2017. From July 2011 through October 2015, Dr. Cheruvu completed his residency in internal medicine at Johns Hopkins Hospital and continued his training in a clinical fellowship in cardiovascular medicine at the University of California, San Francisco. Prior to his medical training, Dr. Cheruvu worked as a management consultant at McKinsey & Company from June 2008 through June 2011, where he focused on biopharmaceutical strategy. Dr. Cheruvu received his B.S.E. in Biomedical Engineering, B.S.E. in Electrical Engineering, and A.B. in Chemistry from Duke University, his M.Sc. in Computer Science from Oxford University and his M.D. from Harvard Medical School.

Frank Torti, M.D.

Dr. Torti, age 39, has served as Vant Investment Chair of RSI since August 2018. Prior to joining RSI, from August 2007 to August 2018, Dr. Torti served as a Partner of New Enterprise Associates, or NEA, specializing in investments in healthcare. Prior to joining NEA, Dr. Torti worked for the Duke University Center for Clinical & Genetic Economics from 2002 to 2005 in various capacities, where he was involved in clinical trials research and economic evaluations of multinational clinical trials. Dr. Torti currently serves on the board of directors of Urovant Sciences Ltd., a biopharmaceutical company. Dr. Torti is also chairperson of the board of directors of Dermavant Sciences Ltd. In addition, Dr. Torti is expected to serve on the board of directors of certain other subsidiaries of Roivant Sciences Ltd. Dr. Torti has also previously served on the boards of directors of several development and commercial stage private healthcare companies, including Annexon Biosciences, Inc., Eargo Inc., Galera Therapeutics, Inc., NeoTract, Inc., Novast Pharmaceuticals Ltd., OrphoMed, Inc., Tarveda Therapeutics, Inc. and XOC Pharmaceuticals, Inc. Dr. Torti earned an M.D. from the University of North Carolina School of Medicine, an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina.

Myrtle Potter

Ms. Potter, age 59, has served as Vant Operating Chair of RSI since July 2018. Ms. Potter founded Myrtle Potter & Company, LLC, a private healthcare and life sciences consulting firm, in September 2005, and served as the Chief Executive Officer until July 2018. From August 2009 until December 2014, Ms. Potter served as Founder and Chief Executive Officer of Myrtle Potter Media, Inc., a consumer healthcare company. From 2000 to 2004, Ms. Potter served as Chief Operating Officer at Genentech, Inc., a biopharmaceutical company, and from 2004 to 2005, she served as the President, Commercial Operations and Executive Vice President of Genentech. Prior to that, Ms. Potter held various positions, including President, Cardiovascular/Metabolics at Bristol-Myers Squibb and a vice president at Merck & Co.  Ms. Potter currently serves as chairperson of the board of directors of Urovant Sciences Ltd. and on the boards of directors of Myovant Sciences Ltd., a biopharmaceutical company, Rite Aid Corporation, a leading drugstore chain, Liberty Mutual Holding Company Inc., a diversified global insurance company, Axsome Therapeutics, Inc., a biopharmaceutical company, INSMED Incorporated, a biopharmaceutical company, and a number of privately held companies. In addition, Ms. Potter is expected to serve on the board of directors of certain other subsidiaries of Roivant Sciences Ltd. Ms. Potter previously served on the boards of directors of Everyday Health, Inc., a leading provider of digital health and wellness solutions, from October 2010 until its acquisition in December 2016, and Amazon.com, Inc., a leading e-commerce company, from 2004 to 2009. She also served on the boards of directors of Medco Health Solutions Inc. and Express Scripts Holding Co., subsequent to its acquisition of Medco Health Solutions, as well as other privately held companies. Ms. Potter earned a B.A. from the University of Chicago.

Atul Pande, M.D.

Dr. Pande, age 64, has served as a member of the Board since March 2015. Dr. Pande has served as Chief Medical Advisor of PureTech Health PLC, a science-driven healthcare company, since February 2018, and previously served as its Chief Medical Officer since February 2017. Dr. Pande has also served as Chief Executive Officer of Verity BioConsulting LLC, a drug development consulting firm. He previously served as Chief Medical Officer of Tal Medical, Inc., a clinical-stage medical device company, from December 2014 to December 2017. From 2007 to April 2014, Dr. Pande was Senior Vice President and Senior Advisor, Pharmaceutical R&D at GlaxoSmithKline plc, a pharmaceutical company. He has also held senior roles at Pfizer Inc., Parke-Davis/Warner-Lambert, a subsidiary of Pfizer Inc. and Lilly Research Laboratories, a division of Eli Lilly & Co., each of which are pharmaceutical companies. Dr. Pande is also a non-executive board member of Autifony Therapeutics Limited, a biotechnology company, and Karuna Pharmaceuticals Inc., a pharmaceutical company, and serves on the Scientific Advisory Boards of Cennerv Pharma PTE LTD, a drug discovery and development company, and Centrexion Corporation, a company focused on advancing the treatment of chronic pain. Dr. Pande received his MBBS (Bachelor of Medicine, Bachelor of Surgery) from the University of Lucknow, India and completed his research fellowship training in psychiatry at the University of Michigan Medical School and his postgraduate specialty training and psychiatry residency program at Western University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: October 2, 2018	By:	/s/ Gregory Weinhoff
		Name:	Gregory Weinhoff
		Title:	Principal Financial Officer